Exhibit 10.49
AMENDMENT NO. 3
TO NOTE PURCHASE AGREEMENT
AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT, dated as of December 27, 2016 (this “Amendment”), to the Convertible Note Purchase Agreement, dated as of June 30, 2014 and amended by Amendment No. 1 thereto, dated as of June 22, 2016 and Amendment No. 2 thereto dated as of October 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Cross Country Healthcare, Inc., a Delaware corporation (the “Issuer”), Cejka Search, Inc., a Delaware corporation (“Cejka”), Cross Country Staffing, Inc., a Delaware corporation (“Staffing”), MDA Holdings, Inc., a Delaware corporation (“MDA”), Assignment America, LLC, a Delaware limited liability company (“Assignment”), Travel Staff, LLC, a Delaware limited liability company (“Travel”), Local Staff, LLC, a Delaware limited liability company (“Local”), Medical Doctor Associates, LLC, a Delaware limited liability company (“Doctor”), OWS, LLC, a Delaware limited liability company (“OWS”), Credent Verification and Licensing Service, LLC, a Delaware limited liability company (“Credent; together with Cejka, Staffing, MDA, Assignment, Travel, Local, Doctor, OWS and each other Subsidiary of Issuer that thereafter becomes a party thereto as a “Guarantor”, each individually, a “Guarantor” and, collectively, the “Guarantors” and, together with the Issuer, each an “Obligor” and collectively, the “Obligors”) and the financial institutions party to the Note Purchase Agreement from time to time as holders of the Notes (collectively, the “Noteholders”).
WHEREAS, the Obligors have requested that the Required Noteholders amend certain terms and conditions of the Note Purchase Agreement; and
WHEREAS, the Required Noteholders are willing to amend such terms and conditions of the Note Purchase Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions. All terms used herein that are defined in the Note Purchase Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.
2.     Amendments.
(a)     Section 7.3.1. Section 7.3.1 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
Upon any conversion of the Notes pursuant to Section 7.1 or 7.2 (such Notes to be converted, the “Conversion Notes”), the Noteholder owning such Conversion Notes shall receive in exchange for the applicable Conversion Amount thereof a number of shares of Common Stock equal to the amount determined by dividing (i) such Conversion Amount by (ii) the Conversion Price in effect at the time of conversion; provided, that the number of shares of Common Stock issued upon conversion with respect to any Conversion Notes pursuant to this Section 7.3.1, when aggregated with the aggregate number of shares of Common Stock previously delivered or required to be delivered in respect of all Notes converted or surrendered for conversion prior to such conversion, shall not exceed 6,244,650 shares of Common Stock (the “Share Cap”). If the application of the Share Cap results in the Issuer delivering fewer shares of Common Stock upon any conversion of Conversion Notes than otherwise required pursuant to this Section 7.3.1, the Issuer shall pay an additional amount in cash in respect of such conversion of such Conversion Notes equal to such shortfall (which amount shall be equal to the product of the number of shares of Common Stock not delivered as a result of the application of the Share Cap, multiplied by the Thirty Day VWAP as of the closing of business on the Business Day immediately preceding the Conversion Date).
3.     Representations and Warranties. Each Obligor hereby represents and warrants to the Noteholders as follows:
(a)     Representations and Warranties; No Event of Default. The representations and warranties herein, in Article XI of the Note Purchase Agreement and in each other Note Document, certificate or other writing delivered by or on behalf of the Obligors to any Noteholder pursuant to the Note Purchase Agreement or any other Note Document on or immediately prior to the Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
(b)     Organization, Good Standing, Etc. Each Obligor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Note Purchase Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.
(c)     Authorization, Etc. The execution and delivery by each Obligor of this Amendment and each other Note Document to which it is or will be a party, and the performance by it of the Note Purchase Agreement, as amended hereby, (i) are within the power and authority of such Obligor and have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Organic Documents, (iii) do not and will not result in or require the creation

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of any Lien (other than pursuant to any Note Document) upon or with respect to any of its properties, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except (solely for the purposes of this subclause (iv)) to the extent that such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect and (v) do not contravene any applicable Requirement of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties, except (solely for the purposes of this subclause (v)) to the extent it could not reasonably be expected to have a Material Adverse Effect.
(d)     Enforceability of Note Documents. This Amendment is, and each other Note Document to which any Obligor is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.
(e)     Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Obligor of any Note Document to which it is or will be a party.
4.     Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Required Noteholders, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being hereinafter referred to as the “Amendment Effective Date”):
(a)     Representations and Warranties. The representations and warranties contained in this Amendment and in Article IX of the Note Purchase Agreement and in each other Note Document shall be true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).
(b)     No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.
(c)     Delivery of Documents. The Noteholders shall have received on or before the Amendment Effective Date this Amendment, duly executed by the Obligors and the Required Noteholders.
5.     Continued Effectiveness of the Note Purchase Agreement and Other Note Documents. Each Obligor hereby (a) acknowledges and consents to this Amendment and (b) confirms and agrees that the Note Purchase Agreement and each other Note Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed

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in all respects, except that on and after the Amendment Effective Date, all references in any such Note Document to “the Note Purchase Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Note Purchase Agreement shall mean the Note Purchase Agreement as amended by this Amendment. This Amendment does not and shall not affect any of the obligations of the Obligors, other than as expressly provided herein, including, without limitation, the Obligors’ obligations to repay the Note in accordance with the terms of Note Purchase Agreement or the obligations of the Obligors under any Note Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Noteholder under the Note Purchase Agreement or any other Note Document nor constitute a waiver of any provision of the Note Purchase Agreement or any other Note Document.
6.     No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Note Purchase Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.
7.     No Representations by Noteholders. Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Noteholder, other than those expressly contained herein, in entering into this Amendment.
8.     Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as any Required Noteholder may reasonably request, in order to effect the purposes of this Amendment.
9.     Miscellaneous.
(a)     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
(b)     Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(c)     This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(d)     Each Obligor hereby acknowledges and agrees that this Amendment constitutes a “Note Document” under the Note Purchase Agreement. Accordingly, it shall be an immediate Event of Default under the Note Purchase Agreement if (i) any representation or warranty made by any Obligor under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii) any Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

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(e)     Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.
ISSUERS:
CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William J. Burns Name: William J. Burns Title: EVP & Chief Financial Officer
GUARANTORS:
CEJKA SEARCH, INC.

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

CROSS COUNTRY STAFFING, INC.

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

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MDA HOLDINGS, INC.

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

ASSIGNMENT AMERICA, LLC

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

TRAVEL STAFF, LLC

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

MEDICAL DOCTOR ASSOCIATES, LLC

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

OWS, LLC

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

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CREDENT VERIFICATION AND LICENSING SERVICES, LLC

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

NEW MEDISCAN II, LLC

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

MEDISCAN NURSING STAFFING, LLC

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

MEDISCAN DIAGNOSTIC SERVICES, LLC

By:	/s/ William J. Burns Name: William J. Burns Title: Vice President

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NOTEHOLDER:
BENEFIT STREET PARTNERS SMA LM L.P.

By:	/s/ Bryan Martoken Name: Bryan Martoken Title: Chief Financial Officer

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NOTEHOLDER:
PECM STRATEGIC FUNDING L.P.

By: PECM Strategic Funding GP L.P.

By: PECM Strategic Funding GP Ltd.
By: /s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

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NOTEHOLDER:
PROVIDENCE DEBT FUND III L.P.
By: /s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

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